POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, the CUTLER TRUST, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust

NOW, THEREFORE, the undersigned hereby constitutes and appoints ERICH M. PATTEN, DAVID K. JAMES, JESSE D. HALLEE, JENNIFER L. MERCHANT, TIFFANY R. FRANKLIN, CASSANDRA W. BORCHERS, JOANN M. STRASSER, MICHAEL V. WIBLE, ANDREW J. DAVALLA, BIBB STRENCH, AND PHILIP SINENENG its attorneys for it and in its name, place and stead to execute and file any Amendment or Amendments to the Trust's Registration Statement on Form N-1A, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the undersigned this 10th day of August 2023.

ATTEST: CUTLER TRUST

By: /s/ Jennifer L. Merchant	By: /s/ Matthew C. Patten
Jennifer L. Merchant, Secretary	Matthew C. Patten